UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2006

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	0-24557	54-1874630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 14, 2006, the Registrant adopted amendments to its Bylaws (the “Bylaws”).  The amendments to the Bylaws included the following:

•                  A revised Section 2.2 of Article II of the Bylaws to decrease the size of the Registrant’s Board of Directors from 14 to 12 directors.

•                  Revised Sections 3.4, 3.5 and 3.6 of Article III to provide that the Chairman of the Board (and not the President) shall be the Chief Executive Officer of the Registrant, that the Vice Chairman (and not the President) shall perform the duties and responsibilities of the Chairman of the Board in the absence of the Chairman and that the Registrant may have one or more Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, whose duties are delegated by the Board of Directors or the Chairman.  The Board of Directors may assign the duties of the Vice Chairman to the Lead Director.

The full text of the Bylaws, as amended, is attached as Exhibit 3.1 to this report.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of June 14, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: October 5, 2006	By:	/s/ MARK A. WENDEL
Mark A. Wendel
Executive Vice President and
Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws of the Registrant (restated in electronic format as of June 14, 2006)